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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

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                                    FORM 8-K

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                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of report (Date of earliest event reported): August 29, 2006

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                           CHROMCRAFT REVINGTON, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

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           Delaware                        1-13970                35-1848094
(State or other jurisdiction of         (Commission             (IRS Employer
        incorporation)                  File Number)         Identification No.)

1330 Win Hentschel Blvd., Suite 250, West Lafayette, Indiana        47906
        (Address of Principal Executive Offices)                  (Zip Code)

                                 (765) 807-2640
              (Registrant's Telephone Number, Including Area Code)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 2.05.  COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES.

On August 29, 2006, the board of directors of Chromcraft Revington, Inc. (the "Company") approved the restructuring of certain of the Company's operations. This action is consistent with the Company's stated strategy of improving the utilization of a global supply chain to enhance customer selection and service, as well as reduce fixed costs and improve overall asset utilization. This strategic transformation of the Company's business model involves a significant expansion of global sourcing activities, as well as a conversion of U.S. operations towards an increased focus on distribution and logistics of imported products and a shift in its manufacturing operations towards use of demand flow and value added mass customization techniques.

As part of the restructuring program, the Company will begin to outsource globally its Sumter brand bedroom and dining room furniture currently produced at its Sumter, South Carolina facilities to contract manufacturers located primarily in Asia. Furniture manufacturing operations in Sumter, South Carolina will cease on October 31, 2006. In addition, the Company will begin distributing the Sumter brand furniture consolidated with other products from its existing Lincolnton, North Carolina distribution facilities, by January 1, 2007. The Company believes this will provide its customers with improved customer service and speed of delivery. The Company plans to sell its 521,000 square foot facilities in Sumter, South Carolina, as well as related equipment, and layoff approximately 200 Associates at this site. This represents approximately 17% of the Company's total workforce.

The restructuring program also includes closing the Company's warehouse and distribution center in Knoxville, Tennessee, which distributes Silver brand occasional furniture, by December 31, 2006. The Company intends to combine its Silver and Peters-Revington occasional furniture product lines to provide greater selection, consolidated shipments and improved delivery speed to its customers by distributing these products from its existing facilities in Delphi, Indiana. The Company plans to sell its 160,000 square foot building in Knoxville, Tennessee and layoff approximately 16 Associates at that location.

The final component of this restructuring program involves relocating the Company's upholstered furniture operations to another one of its buildings located nearby in Lincolnton, North Carolina, by November 30, 2006. This move will consolidate operations and reduce overhead expenses, while improving the overall manufacturing process and customer service for this growing product line. The Company plans to sell its 152,000 square foot upholstery plant, but few Associate layoffs are anticipated in connection with this relocation. The Company's other facilities are not impacted by this restructuring program.

The Company expects to incur total restructuring costs and related asset impairment charges of $6.0 million to $7.5 million pretax to write-down buildings, equipment and inventories and to record severance benefits to terminated Associates and relocation costs. Most of these charges will be recorded in the third quarter of 2006. A portion of these charges and expenses are expected to result in cash expenditures of approximately $1.2 million, which includes approximately $0.2 million for capital expenditures associated with the relocated upholstery manufacturing site. These cash expenditures do not include expected cash proceeds


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from the sale of the buildings and equipment ranging from $3.5 million to $4.5 million. General, administrative and relocation costs associated with the wind down of these operations will be recorded as incurred.

The restructuring charges associated with the asset impairment of buildings and equipment are expected to range from $2.5 million to $3.0 million pretax. In connection with the restructuring, an inventory write-down of approximately $2.5 million to $3.5 million pretax is expected to be recognized to reflect the anticipated net realizable value of certain inventories. In addition, severance for terminated Associates and relocation costs are expected to total approximately $1.0 million.

In connection with the restructuring of its operations in Sumter, South Carolina, the Company has determined it is unlikely that certain state net operating loss carry-forwards will be utilized. As a result, the Company expects to recognize a non-cash income tax charge of approximately $0.3 million related to establishing a valuation allowance for a deferred tax asset during the third quarter of 2006.

As the Company continues to adapt to the global furniture marketplace and integrate functions common to its various products, additional restructuring charges, asset impairments, transition costs and/or increased operating expenses may be necessary in the future.

This report contains forward-looking statements that are based on current expectations and assumptions. These forward-looking statements can be generally identified as such because they include future tense or dates, or are not historical or current facts, or include words such as "believes," "expects," "intends," "plans," or words of similar import. Forward-looking statements are not guarantees of performance or outcomes and are subject to certain risks and uncertainties that could cause actual results or outcomes to differ materially from those reported, expected or anticipated as of the date of this report.

Among such risks and uncertainties that could cause actual results or outcomes to differ materially from those reported, expected or anticipated are the ability of the Company to complete the restructuring actions referenced in this report at estimated costs; general economic conditions; import and domestic competition in the furniture industry; execution of business strategies; market interest rates; consumer confidence levels; cyclical nature of the furniture industry; consumer and business spending; changes in relationships with customers; customer acceptance of existing and new products; new home and existing home sales; and other factors that generally affect business. An additional list of risks relating to the Company's business is located in the Company's Form 10-K for the fiscal year ended December 31, 2005.

The Company does not undertake any obligation to update or revise publicly any forward-looking statements to reflect information, events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events or circumstances.


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ITEM 2.06.  MATERIAL IMPAIRMENTS.

The information set forth above in Item 2.05 is hereby incorporated by reference into this Item 2.06.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

       (d)  Exhibits.

            99.1 Press Release of Chromcraft Revington, Inc. dated September 1, 2006.




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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

         Date:  September 5, 2006

                                        CHROMCRAFT REVINGTON, INC.

                                        By:  /s/ Frank T. Kane
                                             -----------------------------------
                                             Frank T. Kane
                                             Vice President -- Finance and
                                             Chief Financial Officer



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                                  EXHIBIT INDEX


Exhibit
Number      Description
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99.1        Press Release of Chromcraft Revington, Inc. dated September 1, 2006



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